SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 18, 2001 (September 30, 2001)

PINNACLE WEST CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Arizona	1-8962	86-0512431
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

400 North Fifth St., P.O. Box 53999, Phoenix, Arizona 85072-3999
(Address of principal executive offices)

(602) 250-1000
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Item 5.  Other Events

Financial Information for the Periods Ended September 30, 2001 and 2000

Attached hereto as Exhibits 99.3 and 99.4 and incorporated by reference herein are financial information and earnings variance explanations for Pinnacle West Capital Corporation (the "Company") for the periods ended September 30, 2001 and 2000. The Company will file its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2001 on or before November 14, 2001.

Arizona Supreme Court Review of Settlement Agreement

As previously disclosed, Arizona Public Service Company ("APS"), a wholly-owned subsidiary of the Company, entered into a comprehensive settlement agreement on May 14, 1999 (the "Settlement Agreement") with various parties relating to the implementation of retail electric competition. On September 23, 1999, the Arizona Corporation Commission (the "ACC") approved the Settlement Agreement with some modifications. On December 13, 1999, two parties filed lawsuits challenging the ACC's approval of the Settlement Agreement. The Arizona Court of Appeals affirmed the ACC's approval of the Settlement Agreement in both of these lawsuits. One of these decisions was not appealed and has become final. The other decision, however, was appealed to the Arizona Supreme Court. See Note 6 of Notes to Condensed Financial Statements in Part I, Item 1 of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001. On October 5, 2001, the Arizona Supreme Court agreed to hear the appeal on the singular issue of whether the ACC could itself become a party to the Settlement Agreement by virtue of its approval of the Settlement Agreement. The Court has not yet set a date for oral argument on this matter.

ACC Filing Regarding Rule Waiver and Purchase Power Agreement

As authorized by the Settlement Agreement, APS intends to move substantially all of its generation assets to Pinnacle West Energy Corporation ("PWEC"), which is also a wholly-owned subsidiary of the Company, prior to the end of 2002. Following the receipt of these generation assets, PWEC expects to sell its power at wholesale to the Company's power marketing division, which, in turn, is expected to sell power to APS and to non-affiliated power purchasers. See "Business of Arizona Public Service Company -- Regulation and Competition -- Retail" in Part I, Item 1 of the Company's Report on Form 10-K for the fiscal year ended December 31, 2000.

In a filing with the ACC on October 18, 2001, APS requested the ACC to (a) grant APS a partial variance from an ACC rule that would obligate APS to acquire all of its customers' "standard offer" generation requirements from the competitive market (with at least 50% of that coming from a "competitive bidding" process) starting in 2003 and (b) approve as just and reasonable a long-term purchase power agreement ("PPA") between APS and the Company. APS has requested these ACC actions to ensure continued reliable service to APS standard offer customers in a volatile generation market and to recognize PWEC's significant investment to serve APS load. The following are the major provisions of the PPA:

  The PPA would run through 2015, with three optional five-year renewal terms, which renewals would occur automatically unless notice is given by either APS or the Company.

  The PPA would provide for all of APS's anticipated standard offer generation needs, including any necessary reserves, except for (a) those provided by APS itself through renewable resources or other generation assets retained by APS; (b) amounts that APS is obligated by law to purchase from "qualified facilities" and other forms of distributed generation; and (c) any purchased power agreements that APS cannot transfer to PWE at the present time.

  The Company would supply APS standard offer requirements through a combination of (a) APS generation assets transferred to PWEC; (b) certain of PWEC's new Arizona generation projects to be constructed during the 2001-2004 period to reliably serve APS load requirements; (c) power procured by the Company under certain "dedicated contracts"; and (d) power procured on the open market, including a competitively-bid component described below.

  Beginning in 2003, the Company would acquire 270 MW of APS standard offer requirements on the open market through a competitive bidding process. This competitive bid obligation would be increased by an additional 270 MW each year through 2008 (representing approximately 23% of estimated 2008 peak load).

  The Company would charge APS based on (a) a combination of fixed and variable price components for the PWEC assets, subject to periodic adjustment and performance incentives and (b) a pass-through of the Company's costs to procure power from the remaining sources.

  The PPA would take effect on the latest of the following events: (a) transfer of non-nuclear generating assets from APS to PWEC, which is presently planned to take place by the end of 2001; (b) ACC approval of the rule variance and the PPA; and (c) Federal Energy Regulatory Commission acceptance of the PPA and the companion agreement between the Company and PWEC.

A copy of APS's ACC filing, including the form of PPA, is attached to this Form 8-K as Exhibit 99.6.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Pinnacle West Capital Corporation consolidated quarterly operating statistics and market, weather and economic indicators for 1999, 2000, and the quarters ended March 31, 2001, June 30, 2001 and September 20, 2001.
99.2	Pinnacle West Capital Corporation graphical data presentation for the period from January 1, 1999 through September 30, 2001.
99.3	Earnings variance explanations for the periods ended September 30, 2001 and 2000.
99.4	Pinnacle West Capital Corporation condensed consolidated statements of income for the periods ended September 30, 2001 and 2000.
99.5	Glossary of Terms.
99.6	Arizona Public Service Company October 18, 2001 filing with the Arizona Corporation Commission, including a form of proposed Purchase Power Agreement between Arizona Public Service Company and Pinnacle West Capital Corporation.

Item 9.  Regulation FD Disclosure

Periodic Operating Statistics

The Company is providing quarterly consolidated operating statistics and market, weather and economic indicators ("Information"), as well as a graphical data presentation to help interested parties better understand its business. See Exhibits 99.1 and 99.2. A glossary of terms is provided to explain terms used in the Information that is being provided. See Exhibit 99.5. This Information is concurrently being posted to the Company's website at www.pinnaclewest.com. The Information may not represent all of the factors that could affect the Company's operating or financial results for various periods. Some of the Information is preliminary in nature and could be subject to significant adjustment. Some of the Information is based on information received from third parties and may contain inaccuracies. The Company is not responsible for any such inaccuracies. Although the Company may update or correct the Information if it is aware that the Information has been revised or is inaccurate, the Company assumes no obligation to update or correct the Information and reserves the right to discontinue the provision of all or any portion of the Information at any time or to change the type of Information provided.

Conference Call to Discuss Third Quarter Earnings and Regulatory Plan

The Company will be hosting a telephone conference call at 1:00 p.m. Eastern Time (ET) on Friday, October 19, 2001, to discuss the Company's third quarter earnings and regulatory plan. To participate in the conference call, please dial 212-346-0132 at least 5-10 minutes prior to the scheduled start and follow the operator's instructions. For those unable to participate in the live call, telephone replays will be available from 3:00 p.m. ET on October 19 through 9:00 p.m. ET on October 31. To access the replay, call 1-800-633-8284 or (858) 812-6440 and enter access code 19889932.

Analyst Meeting Webcast Notice

The Company is holding an analyst conference in Boston, Massachusetts on October 23, 2001. The presentation will be webcast on the Company's website beginning at 1:00 p.m. ET. Any person who wishes to listen to the analyst conference may do so by logging on to the Company's website at www.pinnaclewest.com. It is recommended that you connect to the website prior to the analyst presentation to ensure adequate time for any software download that may be needed to hear the live webcast. The webcast is expected to remain available for replay on the website for 30 days. Copies of the slides to be presented at this conference will be filed as exhibits to a Form 8-K that will be filed at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)

Dated: October 18, 2001	By: /s/ Michael V. Palmeri
Michael V. Palmeri
Vice President, Finance

PINNACLE WEST CAPITAL CORPORATION
Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description of Exhibit
99.1	Pinnacle West Capital Corporation consolidated quarterly operating statistics and market, weather and economic indicators for 1999, 2000, and the quarters ended March 31, 2001, June 30, 2001 and September 20, 2001.
99.2	Pinnacle West Capital Corporation graphical data presentation for the period from January 1, 1999 through September 30, 2001.
99.3	Earnings variance explanations for the periods ended September 30, 2001 and 2000.
99.4	Pinnacle West Capital Corporation condensed consolidated statements of income for the periods ended September 30, 2001 and 2000.
99.5	Glossary of Terms.
99.6	Arizona Public Service Company October 18, 2001 filing with the Arizona Corporation Commission, including a form of proposed Purchase Power Agreement between Arizona Public Service Company and Pinnacle West Capital Corporation.